EXHIBIT 99.8

CADUS CORPORATION

13,144,040 SHARES OF COMMON STOCK

ISSUABLE UPON EXERCISE OF SUBSCRIPTION RIGHTS

NOMINEE HOLDER CERTIFICATION

The undersigned, a bank, broker, trustee, depository or other nominee holder of rights (the “Subscription Rights”) to purchase shares of common stock, par value $0.01 per share (“Common Stock”) of CADUS CORPORATION (the “Company”), pursuant to the rights offering described in the Company's prospectus dated [_________], 2014 (the “Prospectus”), hereby certifies to the Company and American Stock Transfer & Trust Company, LLC, as subscription agent for the rights offering, that (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Subscription Rights specified below pursuant to the Basic Subscription Right (as defined in the Prospectus) on behalf of beneficial owners of Basic Subscription Rights, (2) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Subscription Rights specified below pursuant to the Basic Subscription Right (as defined in the Prospectus) on behalf of beneficial owners of Subscription Rights who have subscribed for the purchase of additional shares of Common Stock pursuant to the Over-Subscription Right (as defined in the Prospectus), listing separately below each such exercised Basic Subscription Rights and the corresponding Over-Subscription Rights (without identifying any such beneficial owner), and (3) with respect to the exercise of the Over-Subscription Right described in (2) above, each such beneficial owner's Basic Subscription Right has been exercised in full:

		NUMBER OF SHARES	NUMBER OF SHARES
	NUMBER OF	SUBSCRIBED FOR	SUBSCRIBED FOR
	SHARES OWNED	PURSUANT TO BASIC	PURSUANT TO OVER-
	ON RECORD DATE	SUBSCRIPTION RIGHT	SUBSCRIPTION RIGHT

1.

2.

3.

4.

5.

[CERTIFICATION CONTINUES ON THE FOLLOWING PAGE]

Name of Bank, Broker, Trustee, Depository or Other Nominee

By:
Authorized Signature

Name:
(please type or print)

Provide the following information if applicable:

Depository Trust Company ("DTC")
Participant Number

[Participant]

By:

Name:

Title:

DTC Subscription Confirmation Numbers

99.8-2